                                                                     Exhibit 3.4

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                     12.75% SERIES B CUMULATIVE EXCHANGEABLE
                                 PREFERRED STOCK

                                       OF

                     PEGASUS SATELLITE COMMUNICATIONS, INC.

                          -----------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                          -----------------------------

         Pegasus Satellite Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, at a meeting held on September 15, 2000, duly approved and adopted the following resolution (this "Certificate of Designation") which resolution remains in full force and effect on the date hereof:

         RESOLVED, that pursuant to the resolutions duly adopted by the Board of Directors at a meeting held on September 15, 2001, the Board of Directors does hereby designate, create, authorize and provide for the issue of 12.75% Series B Cumulative Exchangeable Preferred Stock due January 1, 2007 (the "Series B Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 162,587.931 shares, and such additional shares as shall be necessary for the payment of dividends pursuant to Section 2(a) hereof, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

         1.  Certain Definitions.

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

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         "Acquired Debt" means, with respect to any specified Person, (i)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Adjusted Operating Cash Flow" means, for the four most recent fiscal quarters for which internal financial statements are available, Operating Cash Flow of such Person and its Restricted Subsidiaries less DBS Cash Flow for the most recent four-quarter period plus DBS Cash Flow for the most recent quarterly period, multiplied by four.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Affiliate Transaction" has the meaning set forth in Section 8(d) below.

         "Applicable Redemption Price" means a price per share equal to the following redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends, if any, to the date of redemption if redeemed during the 12-month period commencing on January 1 of each of the years set forth below:

         2002.......................106.375%
         2003.......................104.250%
         2004.......................102.125%
         2005 and thereafter........100.000%

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices and
(ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company and (iii) a Restricted Payment that is permitted by the provisions of
Section 8(a) hereof.

         "Asset Swap" means an exchange of assets by the Company or a Restricted Subsidiary of the Company for one or more Permitted Businesses or for a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses.

         "Bank Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Basket Period" has the meaning set forth in Section 8(a) below.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating at acquisition obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Certificated Securities" has the meaning set forth in Section 14(d) below.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is beneficially owned (as defined above) at such time by the Principal and his Related Parties in the aggregate, (B) the Principal and his Related Parties collectively cease to beneficially own (as defined above) Voting Stock of the Company having at least 30% of the combined voting power of all classes of Voting Stock of the Company then outstanding or
(C) the Principal and his Affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. In applying clause (iii) above, if the Company is a subsidiary of another corporation, all references to the Company will instead be references to the other corporation.

         "Change of Control Offer" has the meaning set forth in Section 7(a) below.

         "Change of Control Payment" has the meaning set forth in Section 7(a) below.

         "Change of Control Payment Date" has the meaning set forth in Section 7(d)(ii) below.

         "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

         "Commission" means the Securities and Exchange Commission.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on January 27, 1997 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first full month commencing after January 27, 1997 to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination, plus all cash dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company or any Unrestricted Subsidiary of any Wholly Owned Restricted Subsidiary of the Company to the extent that such dividends are not included in the calculation of permitted Restricted Payments under Section 8(a)(i)(3) hereof by virtue of clause (C) of such section.

         "Cumulative Total Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, as of any date of determination, Total Interest Expense for the period (taken as one accounting period) from the beginning of the first full month commencing after January 27, 1997 to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

         "Depositary" has the meaning set forth in Section 14(a) below.

         "DBS Cash Flow" means income from operations (before depreciation, amortization and Non-Cash Incentive Compensation to the extent deducted in arriving at income from operations) for the Satellite Segment determined on a basis consistent with the segment data contained in the Company's consolidated audited financial statements.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "DGCL" has the meaning set forth in Section 2(b) below.

         "Disqualified Stock" means any Capital Stock (other than the Series B Preferred Stock) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Series B Preferred Stock set forth in this Certificate of Designation unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of Section 8(a) hereof.

         "Dividend Payment Date" has the meaning set forth in Section 2(a) below.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" means any Event of Default under the Exchange Note Indenture.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Exchange Date" has the meaning set forth in Section 5(b) below.

         "Exchange Notes" means the Company's 12.75% Senior Subordinated Exchange Notes due 2007 issuable in exchange for the Company's Series B Preferred Stock.

         "Exchange Note Indenture" means that certain indenture under which the Exchange Notes would be issued and which shall be substantially in the form attached as Annex A hereto.

         "Exchange Note Trustee" means the trustee under the Exchange Note Indenture.

         "Executive Officer" means any officer of the Company that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Commission.

         "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on January 27, 1997, until such amounts are repaid.

         "Fair Market Value" means, with respect to assets or aggregate net proceeds having a fair market value (a) of less than $5.0 million, the fair market value of such assets or proceeds determined in good faith by the Board of Directors (including a majority of the Independent Directors thereof) and evidenced by a board resolution and (b) equal to or in excess of $5.0 million, the fair market value of such assets or proceeds as determined by an independent appraisal firm with experience in the valuation of the classes and types of assets in question; provided that the fair market value of the assets purchased in an arms'-length transaction by an Affiliate of the Company (other than a Subsidiary) from a third party that is not also an Affiliate of the Company or of such purchaser and contributed to the Company within five Business Days of the consummation of the acquisition of such assets by such Affiliate shall be deemed to be the aggregate consideration paid by such Affiliate (which may include the fair market value of any non-cash consideration to the extent that the valuation requirements of this definition are complied with as to any such non-cash consideration).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the consummation of the exchange offer involving the Series B Cumulative Exchangeable Preferred Stock of the Company for Series B Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation.

         "Global Shares" has the meaning set forth in Section 14(a) below.

         "Global Share Holder" has the meaning set forth in Section 14(a) below.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means the record holder of one or more shares of Series B Preferred Stock, as shown on the books and records of the Transfer Agent.

         "Incur" has the meaning set forth in Section 8(b) below.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing any Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Indebtedness to Adjusted Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock (other than Qualified Subsidiary Stock) of the Restricted Subsidiaries of such Person as of such date (excluding any such preferred stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Adjusted Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause
(ii) of the definition of "Consolidated Net Income") (including, without limitation, Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

         "Independent Director" means a member of the Board of Directors who is neither an officer nor an employee of the Company or any of its Affiliates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities, or preferred stock which is not Disqualified Stock, of the Company shall not be deemed to be an Investment.

         "Junior Securities" has the meaning set forth in Section 2(c) below.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidation Preference" means $1,000 per share of Series B Preferred Stock.

         "Mandatory Redemption Date" has the meaning set forth in Section 4(a) below.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Cash Incentive Compensation" means incentive compensation paid to any officer, employee or director of the Company or any of its Subsidiaries in the form of Class A Common Stock of the Company or its parent corporation or options to purchase Class A Common Stock of the Company or its parent corporation pursuant to the Pegasus Communications Restricted Stock Plan and the Pegasus Communications 1996 Stock Option Plan.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10 hereof.

         "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (a) plus (i) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) Non-Cash Incentive Compensation to the extent such compensation expense was deducted in computing such Consolidated Net Income and to the extent not included in clause (iv) of this definition and (b) less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a prior period).

         "Parity Securities" means any class or series of Capital Stock of the Company ranking on a parity with the Series B Preferred Stock.

         "Paying Agent" has the meaning set forth in Section 9(c) below.

         "Payment Default" has the meaning set forth in Section 6(b) below.

         "Permitted Businesses" means (a) any media or communications business, including but not limited to, any broadcast television station, cable franchise or other business in the television broadcasting, cable or direct-to-home satellite television industries and (b) any business reasonably related or ancillary to any of the foregoing businesses.

         "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any

Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; and
(d) other Investments (measured as of the time made and without giving effect to subsequent changes in value) that do not exceed an amount equal to $5.0 million plus, to the extent any such Investments are sold for cash or are otherwise liquidated or repaid for cash, any gains less any losses realized on the disposition of such Investments.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that
(i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus (a) the amount of reasonable expenses incurred in connection therewith and (b) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinancing or deemed by the Company or such Restricted Subsidiary necessary to be paid in order to effectuate such refinancing); (ii) such Permitted Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded would, if the Exchange Notes were outstanding at such time, be subordinated in right of payment to the Exchange Notes, such Permitted Refinancing Debt has a final maturity date later than January 1, 2007 and would, if the Exchange Notes were outstanding at such time, be subordinated in right of payment to the Exchange Notes on terms at least as favorable to the holders of such Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principal" means Marshall W. Pagon.

         "Qualified Subsidiary Stock" means Capital Stock of a Subsidiary of the Company which by its terms (a) does not mature, or is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise and is not redeemable at the option of the holder thereof, in whole or in part, prior to January 1, 2008 (in each case, whether automatically or upon the happening of any event) (unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of Section 8(a) hereof), (b) is automatically exchangeable into shares of Capital Stock of the Company, or into Capital Stock of the Company's parent, that is not Disqualified Stock, or into Capital Stock of the Company's parent, upon the earlier to occur of (i) the occurrence of a Voting Rights Triggering Event and (ii) January 1, 2006, (c) has no voting or remedial rights and (d) does not permit the payment of cash dividends prior to January 1, 2007 (unless, in the case of this clause (d), the issuer's ability to pay cash dividends is expressly conditioned on its ability to do so in compliance with the provisions of Section 8(a) hereof).

         "Record Date" has the meaning set forth in Section 2(a) below.

         "Redemption Date" has the meaning set forth in Section 4(d) below.

         "Reduction or Decrease in Capital Stock" has the meaning set forth in
Section 3 below.

         "Related Party" with respect to the Principal means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other Persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling and (ii) "control" has the meaning specified in the definition of "Affiliate." In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" has the meaning set forth in Section 8(a) below.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Securities" means any class or series of capital stock of the Company ranking senior to the Series B Preferred Stock.

         "Separation Date" means the earliest to occur of (i) April 3, 1997,
(ii) in the event of a Change of Control, the date the Company mails notice thereof and (iii) such other date as may be designated by CIBC Wood Gundy Securities Corp.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on January 27, 1997.

         "Split Dollar Agreement" means the Split Dollar Agreement between the Company and Nicholas A. Pagon, Holly T. Pagon and Michael B. Jordan, as trustees of an insurance trust established by Marshall W. Pagon, as in effect on January 27, 1997.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Total Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent such amounts are not included in clause (i) of this definition, and (iii) any interest expense for such period on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets (other than Equity Interests in Unrestricted Subsidiaries securing Indebtedness of Unrestricted Subsidiaries) of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all cash and non-cash dividend payments during such period on any series of preferred stock of a Restricted Subsidiary of such Person.

         "Transfer Agent" means the entity designated from time to time by the Company to act as the registrar and transfer agent for the Series B Preferred Stock.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designation and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 8(b)(i) hereof (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant set forth in Section 8(b)(i) hereof), the Company shall be in default of such covenant); provided, however that in the event an Unrestricted Subsidiary ceases to meet the requirement set forth in clause (e) of this definition, such Unrestricted Subsidiary shall have 60 days to meet such requirement before such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under Section 8(b)(i) hereof (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant set forth in Section 8(b)(i) hereof) and (ii) no Voting Rights Triggering Event would be in existence following such designation.

         "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

         "Voting Rights Triggering Event" has the meaning set forth in Section 6(b) below.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock (other than Qualified Subsidiary Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         2.  Dividends.

         (a) The Holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from January 1, 2001, accruing at the rate of 12.75% per annum, payable semi-annually in arrears on each January 1 and July 1 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding December 15 and June 15 (each, a "Record Date"). Dividends shall be payable in cash, except that on each Dividend Payment Date occurring on or prior to January 1, 2002, dividends may be paid, at the Company's option, by the issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series B Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. The first dividend payment shall be payable on July 1, 2001. Dividends payable on the Series B Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

         (b) Dividends on the Series B Preferred Stock shall accumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends shall accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Accumulated unpaid dividends shall bear interest at a per annum rate 200 basis points in excess of the annual dividend rate on the Series B Preferred Stock. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Series B Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

         (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any class of stock ranking junior to the Series B Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Company ("Junior Securities") shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

         3.  Distributions Upon Liquidation, Dissolution or Winding-Up.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock"), each Holder of shares of the Series B Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series B Preferred Stock held by such Holder, plus accumulated and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accumulated dividends, if any, to which Holders of Series B Preferred Stock are entitled, such Holders shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

         4.  Redemption by the Company.

         (a) On January 1, 2007 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series B Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Series B Preferred Stock. The Company shall take all actions required or permitted under the DGCL to permit such redemption.

         (b) The Series B Preferred Stock may not be redeemed at the option of the Company prior to January 1, 2002. The Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after January 1, 2002, at the Applicable Redemption Price.

         (c) In case of redemption of less than all of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

         (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

         (e) If notice has been mailed in accordance with Section 4(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

         (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                    (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

         (g) No Series B Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

         (h) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed.

         (i) All shares of Series B Preferred Stock redeemed pursuant to this
Section 4 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series B Preferred Stock.

         5.  Exchange.

         (a) The Company may, at its option, on any Dividend Payment Date occurring after the Separation Date, exchange, in whole, but not in part, the then outstanding shares of Series B Preferred Stock for Exchange Notes; provided, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Series B Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) no Voting Rights Triggering Event has occurred and is continuing at the time of such exchange;
(iv) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Note Indenture) would exist under the Exchange Note Indenture and no default or event of default would exist under any material instrument governing Indebtedness outstanding at the time, in either case, would be caused thereby; (v) the Exchange Note Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (vi) the Company shall have delivered a written opinion to the Exchange Note Trustee to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

         (b) The Exchange Notes shall be issuable in principal amounts of $1,000 and integral multiples thereof to the extent possible, and shall also be issuable in principal amounts less than $1,000 so that each Holder of Series B Preferred Stock will receive certificates representing the entire amount of Exchange Notes to which such Holder's shares of Series B Preferred Stock entitle such Holder; provided that the Company may pay cash in lieu of issuing an Exchange Note having a principal amount less than $1,000. Notice of the intention to exchange shall be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to each Holder of record of Series B Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Series B Preferred Stock to be exchanged will cease to accumulate on the Exchange Date.

         (c) A Holder delivering Series B Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Notes on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the

Exchange Notes in a name other than that of the Holder of the Series B Preferred Stock. Certificates representing Exchange Notes shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

         (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Notes have been duly executed and authenticated and an amount in cash or additional shares of Series B Preferred Stock (as applicable) equal to all accumulated and unpaid dividends, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Series B Preferred Stock to be exchanged shall no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Series B Preferred Stock, and all rights of the Holders thereof as stockholders of the Company shall cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Notes and all accumulated and unpaid dividends, if any, thereon to the Exchange Date.

         (e) As a condition to the exercise of the exchange rights described in this Section 5, the Company shall deliver an opinion to the Exchange Note Trustee as to the due authorization, execution, delivery and enforceability of both the Exchange Notes and the Exchange Note Indenture and as to the compliance by the Company with the provisions hereof.

         6.  Voting Rights.

         (a) The Holders of record of shares of the Series B Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this Section 6.

         (b) Upon:

                    (i) the accumulation of accumulated and unpaid dividends on the outstanding Series B Preferred Stock in an amount equal to three (3) full semi-annual dividends (whether or not consecutive);

                    (ii) the failure of the Company to satisfy any mandatory
              redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series B Preferred Stock;

                    (iii) the failure of the Company to make a Change of Control
              Offer on the terms and in accordance with the provisions described below in Section 7 hereof;

                    (iv) the failure of the Company to comply with any of the
              other covenants or agreements set forth in this Certificate of Designation and the continuance of such failure for 60 consecutive days or more; or

                    (v) default under any mortgage, indenture or instrument
              under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after January 27, 1997, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event");

then the number of members of the Company's Board of Directors shall be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect two members to the Board of Directors of the Company.

         (c) Whenever such voting right shall have vested, such right tray be exercised initially either at a special meeting of the Holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series B Preferred Stock. Such right of the Holders of Series B Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Triggering Events have been cured or waived, at which time the right of the Holders of Series B Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Company shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend arrearage or defaults or any such failure to make redemption payments.

         (d) At any time when such voting right shall have vested in the Holders of Series B Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of Holders of record of 10% or more of the Series B Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of Holders of Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series B Preferred Stock then outstanding may designate in writing a Holder of Series B Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Series B Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

         (e) If any director so elected by the Holders of Series B Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series B Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

         (f) The Company shall not, without the affirmative vote or consent of the Holders of a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose):

                    (i) authorize, create (by way of reclassification or
              otherwise) or issue any Parity Securities or any Obligation or security convertible into or evidencing the right to purchase any Parity Securities;

                    (ii) amend or otherwise alter its Certificate of
              Incorporation in any manner that adversely affects the rights of Holders of Series B Preferred Stock;

                    (iii) amend or otherwise alter this Certificate of
              Designation (including the provisions of Section 7 hereof) in any manner; or

                    (iv) waive any existing Voting Rights Triggering Event or
              compliance with any provision of this Certificate of Designation.

         (g) Without the consent of each Holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series B Preferred Stock held by a non-consenting Holder):

                    (i) alter the voting rights with respect to the Series B
              Preferred Stock or reduce the number of shares of Series B Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                    (ii) reduce the Liquidation Preference of or change the
              Mandatory Redemption Date of any share of Series B Preferred Stock or alter the provisions with respect to the redemption of the Series B Preferred Stock (except as provided above with respect to Section 7 hereof);

                    (iii) reduce the rate of or change the time for payment of dividends on any share of Series B Preferred Stock;

                    (iv) waive the consequences of any failure to pay dividends on the Series B Preferred Stock;

                    (v) make any share of Series B Preferred Stock payable in
              any form other than that stated in this Certificate of Designation;

                    (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of Holders of Series B Preferred Stock to receive the Liquidation Preference and dividends on the Series B Preferred Stock;

                    (vii) waive a redemption payment with respect to any share of Series B Preferred Stock (except as provided above with respect to Section 7 hereof); or

                    (viii) make any change in the foregoing amendment and waiver provisions.

         (h) The Company shall not, without the consent of at least two-thirds of the then outstanding shares of Series B Preferred Stock (with shares held by the Company or its Affiliates not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any Obligation or security convertible into or evidencing a right to purchase any Senior Securities.

         (i) The Company in its sole discretion may without the vote or consent of any Holders of the Series B Preferred Stock amend or supplement this Certificate of Designation:

                    (i) to cure any ambiguity, defect or inconsistency;

                    (ii) to provide for uncertificated Series B Preferred Stock in addition to or in place of certificated Series B Preferred Stock; or

                    (iii) to make any change that would provide any additional rights or benefits to the Holders of the Series B Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such Holder.

         7.  Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of shares of Series B Preferred Stock shall have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the shares of Series B Preferred Stock held by such Holder, any fractional shares) of such Holder's Series B Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accumulated and unpaid dividends, if any, thereon to the date of purchase (the "Change of Control Payment").

         (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series B Preferred Stock.

         (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series B Preferred Stock as a result of a Change of Control.

         (d) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                    (i) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Series B Preferred Stock tendered will be accepted for payment;

                    (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (iii) that any share of Series B Preferred Stock not
              tendered will continue to accumulate dividends;

                    (iv) that, unless the Company fails to pay the Change of
              Control Payment, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                    (v) that Holders electing to have any shares of Series B
              Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series B Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                    (vi) that Holders will be entitled to withdraw their
              election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series B Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such shares purchased; and

                    (vii) the circumstances and relevant facts regarding such
              Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

         (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Series B Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series B Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Series B Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series B Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Series B Preferred Stock so tendered the Change of Control Payment for such Series B Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the shares of Series B Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series B Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (f) Prior to complying with the provisions of this Section 7, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Series B Preferred Stock required by this Section 7.

         (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7 applicable to a Change of Control Offer made by the Company and purchases all shares of Series B Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

         8.  Certain Covenants.

         (a) Restricted Payments.

                    (i) The Company shall not, and shall not permit any of its
              Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any payment or distribution on account of the Company's Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or on account of any Qualified Subsidiary Stock or make any payment or distribution to or for the benefit of the direct or indirect holders of the Company's Parity Securities or Junior Securities or the direct or indirect holders of any Qualified Subsidiary Stock in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries and other than the acquisition of Equity Interests in Subsidiaries of the Company solely in exchange for Equity Interests (other than Disqualified Stock) of the Company); (c) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities, except payments of the Liquidation Preference thereof at final maturity; (d) make any loan, advance, capital contribution to or other investment in, or guarantee any obligation of, any Affiliate of the Company other than a Permitted Investment; (e) forgive any loan or advance to or other obligation of any Affiliate of the Company (other than a loan or advance to or other obligation of a Wholly Owned Restricted Subsidiary) which at the time it was made was not a Restricted Payment that was permitted to be made; or (f) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through
              (f) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

                        (1) no Voting Rights Triggering Event shall have
                    occurred and be continuing or would occur as a consequence thereof; and

                        (2) the Company would be permitted to incur $1.00 of
                    additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in Section 8(b)(i) hereof; and

                        (3) such Restricted Payment, together with the aggregate
                    of all other Restricted Payments made by the Company and its Restricted Subsidiaries after January 27, 1997, is less than the sum of (A) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from the beginning of the first full month commencing after January 27, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Basket Period") less 1.4 times the Company's Cumulative Total Interest Expense for the Basket Period, plus (B) 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets constituting or used in a Permitted Business, 100% of the fair market value of the aggregate net proceeds other than cash received since January 27, 1997 (i) by the Company as capital contributions to the Company (other than from a Subsidiary) or (ii) from the sale by the Company (other than to a Subsidiary) of its Equity Interests (other than Disqualified Stock), plus (C) without duplication, to the extent that any Restricted Investment that was made after January 27, 1997 is sold for cash or otherwise liquidated or repaid for cash, the Net Proceeds received by the Company or a Wholly Owned Restricted Subsidiary of the Company upon the sale of such Restricted Investment, plus (D) without duplication, to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of such Investment at the time of such designation, plus (E) $2.5 million.

                    (ii) The foregoing Section 8(a)(i) shall not prohibit (1)
              the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designation; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph (i); (3) the payment by the Company of advances under the Split Dollar Agreement in an amount not to exceed $250,000 in any four-quarter period; (4) the repurchase or redemption from employees of the Company and its Subsidiaries (other than the Principal) of Capital Stock of the Company in an amount not to exceed an aggregate of $3.0 million; (5) the payment of dividends on the Series B Preferred Stock in accordance with the terms thereof as in effect on January 27, 1997; (6) the issuance of Exchange Notes in exchange for shares of the Series B Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; and (7) in the event that the Company elects to issue Exchange Notes in exchange for Series B Preferred Stock, cash payments made in lieu of the issuance of Exchange Notes having a face amount less than $1,000 and any cash payments representing accumulated and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year.

                    (iii) The amount of all Restricted Payments (other than
              cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, net of any liabilities proposed to be assumed by the transferee and novated pursuant to a written agreement releasing the Company and its Subsidiaries. Not later than the date of making any Restricted Payment, the Company shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted by the terms hereof and setting forth the basis upon which the calculations required by this Section 8(a) were computed, which calculations may be based upon the Company's latest available financial statements.

                    (iv) The Board of Directors may designate any Restricted
              Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation (valued as set forth below) and shall reduce the amount available for Restricted Payments under Section 8(a)(i) hereof. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall be permitted only if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary would otherwise meet the definition of an Unrestricted Subsidiary.

         (b)  Incurrence of Indebtedness and Issuance of Preferred Stock.

                    (i) The Company shall not, and shall not permit any of its
              Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock (other than Qualified Subsidiary Stock); provided, however, that (a) the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (b) a Restricted Subsidiary of the Company may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock (including Disqualified Stock) if, in each case, the Company's Indebtedness to Adjusted Operating Cash Flow Ratio as of the date on which such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been 7.0 to 1 or less, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, as of the date of such calculation.

              The foregoing provisions shall not apply to:

                        (1) the incurrence by the Company's Unrestricted
                    Subsidiaries of Non-Recourse Debt or the issuance by such Unrestricted Subsidiaries of preferred stock; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary or any such preferred stock becomes preferred stock (other than Qualified Subsidiary Stock) of a Restricted Subsidiary, as the case may be, such event shall be deemed to constitute an incurrence of Indebtedness by or an issuance of preferred stock (other than Qualified Subsidiary Stock) of, as the case may be, a Restricted Subsidiary of the Company;

                        (2) the incurrence by the Company or any of its
                    Restricted Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount at any time outstanding of Indebtedness incurred pursuant to this clause (2) does not exceed an amount equal to $50.0 million;

                        (3) the incurrence by the Company and its Restricted
                    Subsidiaries of the Existing Indebtedness;

                        (4) the incurrence by the Company of Indebtedness under
                    the Exchange Notes;

                        (5) the incurrence by the Company or any of its
                    Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (B) any sale or other transfer of such indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                        (6) the incurrence by the Company or any of its
                    Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                        (7) the incurrence by the Company or any of its
                    Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Certificate of Designation to be incurred; and

                        (8) the incurrence by the Company or any of its
                    Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $5.0 million.

                    (ii) If an item of Indebtedness is permitted to be incurred on the basis of the first paragraph of Section 8(b)(i) hereof and also on the basis of one or more of clauses (1) through (8) of
              Section 8(b)(i) hereof, or is permitted to be incurred on the basis of two or more of clauses (1) through (8) of Section 8(b)(i) hereof, then the Company shall classify the basis on which such item of Indebtedness is incurred. If an item of Indebtedness is repaid with the proceeds of an incurrence of other Indebtedness (whether from the same or a different creditor), the Company may classify such other Indebtedness as having been incurred on the same basis as the Indebtedness being repaid or on a different basis permitted under this covenant. For purposes of this Section 8(b)(ii), "Indebtedness" includes Disqualified Stock and preferred stock of Subsidiaries. Accrued interest and accreted discount will not be deemed incurrence of Indebtedness for purposes of this
              Section 8(b).

         (c) Merger, Consolidation or Sale of Assets. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had with respect to the Company immediately prior to such transaction; (iii) immediately after such transaction no Voting Rights Triggering Event exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in Section 8(b)(i) hereof.

         (d) Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (1) with respect to any Affiliate

Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Affiliate Transaction involving aggregate consideration in excess of $1.0 million at any time that there is not at least one Independent Director on the Company's Board of Directors; and provided further that (A) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(B) transactions between or among the Company and/or its Restricted Subsidiaries, (C) the payment of any dividend on, or the issuance of the Exchange Notes in exchange for, the Series B Preferred Stock, provided that such dividends are paid on a pro rata basis and the Exchange Notes are issued in accordance with this Certificate of Designation, and (D) transactions permitted by the provisions of Section 8(a) hereof, in each case, shall not be deemed Affiliate Transactions.

         (e) Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) the terms of any Indebtedness permitted by this Certificate of Designation to be incurred by any Subsidiary of the Company, (2) Existing Indebtedness as in effect on January 27, 1997, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or (5) by reason of customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices.

         (f) Limitation on Issuance and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries. The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock (other than Qualified Subsidiary Stock) of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless such transfer, conveyance, sale, lease or other disposition is of all the

Capital Stock of such Wholly Owned Restricted Subsidiary and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than Qualified Subsidiary Stock and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

         (g)  Reports.

                    (i) Whether or not required by the rules and regulations of the Commission, so long as any shares of Series B Preferred Stock are outstanding, the Company shall furnish to the Holders of Series B Preferred Stock (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition to the financial information required by the Exchange Act, each such quarterly and annual report shall be required to contain "summarized financial information" (as defined in Rule 1-02(aa)(1) of Regulation S-X under the Exchange Act) showing Adjusted Operating Cash Flow for the Company and its Restricted Subsidiaries, on a consolidated basis, where Adjusted Operating Cash Flow for the Company is calculated in a manner consistent with the manner described under the definition of "Adjusted Operating Cash Flow" contained herein. The summarized financial information required pursuant to the preceding sentence may, at the election of the Company, be included in the footnotes to audited consolidated financial statements or unaudited quarterly financial statements of the Company and shall be as of the same dates and for the same periods as the consolidated financial statements of the Company and its Subsidiaries required pursuant to the Exchange Act.

                    (ii) The Company shall deliver to the Holders, within 90
              days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Certificate of Designation and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designation and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designation (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the

              Liquidation Preference of or dividends, if any, on the Series B Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                    (iii) The Company shall, so long as any of the shares of
              Series B Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Company becoming aware of any default under this Certificate of Designation, an Officers' Certificate, specifying such default and what action the Company is taking or proposes to take with respect thereto.

         (h) Conflicts with By-laws. If any provisions of the Company's By-laws conflict in any way with this Certificate of Designation, the Company shall, so long as any of the shares of Series B Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

         9.  Payment.

         (a) All amounts payable in cash with respect to the Series B Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Series B Preferred Stock at their respective addresses set forth in the register of Holders of Series B Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series B Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

         (b) Any payment on the Series B Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

         (c) The Company has initially appointed the Transfer Agent to act as the "Paying Agent." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that until the Series B Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference and accumulated dividends on the Series B Preferred Stock have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designation, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series B Preferred Stock for conversion.

         (d) Dividends payable on the Series B Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

         (e) All moneys and shares of Series B Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and dividends on any shares of Series B Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Series B Preferred Stock shall thereafter look only to Company for payment thereof.

         10.  Officers' Certificate.

         Each Officers' Certificate provided for in this Certificate of Designation shall include:

         (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

         11.  Exclusion of Other Rights.

         Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

         12. Headings of Subdivisions.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13. Severability of Provisions.

         If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         14.  Form of Securities.

         (a) The Series B Preferred Stock shall initially be issued in the form of one or more Global Preferred Shares (the "Global Shares"). The Global Shares shall be deposited on January 27, 1997 with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Share Holder").

         (b) So long as the Global Share Holder is the registered owner of any Series B Preferred Stock, the Global Share Holder will be considered the sole Holder under this Certificate of Designation of any shares of Series B Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Series B Preferred Stock evidenced by the Global Shares shall not be considered the owners or Holders thereof under this Certificate of Designation for any purpose. The Company shall not have any responsibility or liability for any aspect of the records of the Depositary relating to the Series B Preferred Stock.

         (c) Payments in respect of the Liquidation Preference, dividends on any Series B Preferred Stock registered in the name of the Global Share Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Share Holder in its capacity as the registered Holder under this Certificate of Designation. The Company may treat the persons in whose names Series B Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. The Company does not and will not have any responsibility or liability for the payments of such amounts to beneficial holders of Series B Preferred Stock.

         (d) Any person having a beneficial interest in a Global Share may, upon request to the Company, exchange such beneficial interest for Series B Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the Holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Holders in writing that it elects to cause the issuance of Series B Preferred Stock in the form of Certificated Securities, then, upon surrender by the Global Share Holder of its Global Shares, Series B Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depositary identify as being the beneficial owner of the related Series B Preferred Stock.

         IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Scott A. Blank, Vice President, and attested by Michael B. Jordan, its assistant secretary, this 22nd day of February, 2001.



                                          PEGASUS SATELLITE COMMUNICATIONS, INC.



                                          By: /s/ Scott A. Blank
                                              ----------------------------------
                                              Scott A. Blank
                                              Vice President

                                                                         Annex A
- --------------------------------------------------------------------------------








                     PEGASUS SATTELITE COMMUNICATIONS, INC.

               12.75% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2007


                                -----------------

                                    INDENTURE

                              Dated as of_________

                                -----------------







                                -----------------

                            FIRST UNION NATIONAL BANK

                                   as Trustee

                                -----------------



- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE 1   DEFINITIONS AND INCORPORATION BY REFERENCE.........................1
    SECTION 1.01.  Definitions.................................................1
    SECTION 1.02.  Other Definitions..........................................14
    SECTION 1.03.  Incorporation by Reference of Trust Indenture Act..........15
    SECTION 1.04.  Rules of Construction......................................15

ARTICLE 2   THE EXCHANGE NOTES................................................16
    SECTION 2.01.  Form and Dating............................................16
    SECTION 2.02.  Execution and Authentication...............................16
    SECTION 2.03.  Registrar and Paying Agent.................................17
    SECTION 2.04.  Paying Agent to Hold Money in Trust........................17
    SECTION 2.05.  Holder Lists...............................................17
    SECTION 2.06.  Transfer and Exchange......................................18
    SECTION 2.07.  Replacement Exchange Notes.................................18
    SECTION 2.08.  Outstanding Exchange Notes.................................19
    SECTION 2.09.  Treasury Exchange Notes....................................19
    SECTION 2.10.  Temporary Exchange Notes...................................19
    SECTION 2.11.  Cancellation...............................................20
    SECTION 2.12.  Defaulted Interest.........................................20

ARTICLE 3   REDEMPTION AND PREPAYMENT.........................................20
    SECTION 3.01.  Notices to Trustee.........................................20
    SECTION 3.02.  Selection of Exchange Notes to Be Redeemed.................21
    SECTION 3.03.  Notice of Redemption.......................................21
    SECTION 3.04.  Effect of Notice of Redemption.............................22
    SECTION 3.05.  Deposit of Redemption or Purchase Price....................22
    SECTION 3.06.  Exchange Notes Redeemed or Purchased in Part...............23
    SECTION 3.07.  Optional Redemption........................................23
    SECTION 3.08.  Mandatory Redemption.......................................24
    SECTION 3.09.  Offer to Purchase by Application of Excess Proceeds........24

ARTICLE 4   COVENANTS.........................................................26
    SECTION 4.01.  Payment of Exchange Notes..................................26
    SECTION 4.02.  Maintenance of Office or Agency............................26
    SECTION 4.03.  Reports....................................................27
    SECTION 4.04.  Compliance Certificate.....................................27
    SECTION 4.05.  Taxes......................................................28
    SECTION 4.06.  Stay, Extension and Usury Laws.............................28
    SECTION 4.07.  Restricted Payments........................................28
    SECTION 4.08.  Dividend and Other Payment Restrictions Affecting
                    Subsidiaries..............................................31
    SECTION 4.09.  Incurrence of Indebtedness and Issuance of Preferred
                    Stock.....................................................31
    SECTION 4.10.  Asset Sales................................................33
    SECTION 4.11.  Transactions with Affiliates...............................34
    SECTION 4.12.  Liens......................................................35
    SECTION 4.13.  Offer to Repurchase upon Change of Control.................35
    SECTION 4.14.  Continued Existence........................................36
    SECTION 4.15.  Limitation on Layering.....................................37
    SECTION 4.16.  Limitation on Issuances and Sales of Capital Stock of
                    Wholly Owned Restricted Subsidiaries......................37

ARTICLE 5   SUCCESSORS........................................................37
    SECTION 5.01.  Merger, Consolidation, or Sale of Assets...................37
    SECTION 5.02.  Successor Corporation Substituted..........................38

ARTICLE 6   DEFAULTS AND REMEDIES.............................................38
    SECTION 6.01.  Events of Default..........................................38
    SECTION 6.02.  Acceleration...............................................41
    SECTION 6.03.  Other Remedies.............................................41
    SECTION 6.04.  Waiver of Past Defaults....................................41
    SECTION 6.05.  Control by Majority........................................42
    SECTION 6.06.  Limitation on Suits........................................42
    SECTION 6.07.  Rights of Holders of Exchange Notes to Receive Payment.....42
    SECTION 6.08.  Collection Suit by Trustee.................................43
    SECTION 6.09.  Trustee May File Proofs of Claim...........................43
    SECTION 6.10.  Priorities.................................................43
    SECTION 6.11.  Undertaking for Costs......................................44

ARTICLE 7   TRUSTEE ..........................................................44
    SECTION 7.01.  Duties of Trustee..........................................44
    SECTION 7.02.  Rights of Trustee..........................................45
    SECTION 7.03.  Individual Rights of Trustee...............................46
    SECTION 7.04.  Trustee's Disclaimer.......................................46
    SECTION 7.05.  Notice of Defaults.........................................46
    SECTION 7.06.  Reports by Trustee to Holders of the Exchange Notes........46
    SECTION 7.07.  Compensation and Indemnity.................................47
    SECTION 7.08.  Replacement of Trustee.....................................48
    SECTION 7.09.  Successor Trustee by Merger, etc...........................49
    SECTION 7.10.  Eligibility; Disqualification..............................49
    SECTION 7.11.  Preferential Collection of Claims Against Company..........49

ARTICLE 8   LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................49
    SECTION 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance...49
    SECTION 8.02.  Legal Defeasance and Discharge.............................49
    SECTION 8.03.  Covenant Defeasance........................................50
    SECTION 8.04.  Conditions to Legal or Covenant Defeasance.................50
    SECTION 8.05.  Deposited Money and Government Securities to be Held
                    in Trust; Other Miscellaneous Provisions..................52
    SECTION 8.06.  Repayment to Company.......................................53
    SECTION 8.07.  Reinstatement..............................................53

ARTICLE 9   AMENDMENT, SUPPLEMENT AND WAIVER..................................54
    SECTION 9.01.  Without Consent of Holders of Exchange Notes...............54
    SECTION 9.02.  With Consent of Holders of Exchange Notes..................54
    SECTION 9.03.  Compliance with Trust Indenture Act........................56
    SECTION 9.04.  Revocation and Effect of Consents..........................56
    SECTION 9.05.  Notation on or Exchange of Exchange Notes..................56
    SECTION 9.06.  Trustee to Sign Amendments, etc............................56

ARTICLE 10  SUBORDINATION.....................................................57
    SECTION 10.01. Agreement to Subordinate...................................57
    SECTION 10.02. Certain Definitions........................................57
    SECTION 10.03. Liquidation; Dissolution; Bankruptcy.......................58
    SECTION 10.04. Default on Designated Senior Debt..........................58
    SECTION 10.05. Acceleration of Exchange Notes.............................59
    SECTION 10.06. When Distribution Must be Paid Over........................59
    SECTION 10.07. Notice by Company..........................................60
    SECTION 10.08. Subrogation................................................60
    SECTION 10.09. Relative Rights............................................60
    SECTION 10.10. Subordination May Not Be Impaired by Company...............60
    SECTION 10.11. Distribution or Notice to Representative...................60
    SECTION 10.12. Rights of Trustee and Paying Agent.........................61
    SECTION 10.13. Authorization to Effect Subordination......................61
    SECTION 10.14. Amendments.................................................61

ARTICLE 11  MISCELLANEOUS.....................................................61
    SECTION 11.01. Trust Indenture Act Controls...............................61
    SECTION 11.02. Notices....................................................62
    SECTION 11.03. Communication by Holders of Exchange Notes with
                     Other Holders of Exchange Notes..........................63
    SECTION 11.04. Certificate and Opinion as to Conditions Precedent.........63
    SECTION 11.05. Statements Required in Certificate or Opinion..............63
    SECTION 11.06. Rules by Trustee and Agents64
    SECTION 11.07. No Personal Liability of Directors, Officers,
                     Employees and Stockholders...............................64
    SECTION 11.08. Governing Law..............................................64
    SECTION 11.09. No Adverse Interpretation of Other Agreements..............64
    SECTION 11.10. Successors.................................................64
    SECTION 11.11. Severability...............................................65
    SECTION 11.12. Counterpart Originals......................................65
    SECTION 11.13. Table of Contents, Headings, etc...........................65

EXHIBIT A....................................................................A-1

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section

310(a)(1) ......................................................            7.10
     (a)(2).....................................................            7.10
     (a)(3).....................................................            N.A.
     (a)(4).....................................................            N.A.
     (a)(5).....................................................            7.10
     (b)........................................................      7.03; 7.10
     (c)........................................................            N.A.
311(a).                                                                     7.11
     (b)........................................................            7.11
     (c)........................................................            N.A.
312(a).                                                                     2.05
     (b)........................................................           11.03
     (c)........................................................           11.03
313(a).                                                                     7.06
     (b)(1).....................................................            N.A.
     (b)(2).....................................................      7.06; 7.07
     (c)........................................................     7.06; 11.02
     (d)........................................................            7.06
314(a).                                                              4.03; 11.05
     (b)........................................................            N.A.
     (c)(1).....................................................           11.04
     (c)(2).....................................................           11.04
     (c)(3).....................................................            N.A.
     (d)........................................................            N.A.
     (e)........................................................           11.05
     (f)........................................................            N.A.
315(a).                                                                     7.01
     (b)........................................................     7.05; 11.02
     (c)........................................................            7.01
     (d)........................................................            7.01
     (e)........................................................            6.11
316(a)(last sentence)...........................................            2.09
     (a)(1)(A)..................................................            6.05
     (a)(1)(B)..................................................            6.04
     (a)(2).....................................................            N.A.
     (b)........................................................            6.07
     (c)........................................................            N.A.
317(a)(1).......................................................            6.08
     (a)(2).....................................................            6.09
     (b)........................................................            2.04
318(a). ........................................................           11.01
     (b)........................................................            N.A.
     (c)........................................................           11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         INDENTURE dated as of __________________ between Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), and First Union National Bank, a national banking association, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12.75% Senior Subordinated Exchange Notes due 2007 of the Company:


                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Adjusted Operating Cash Flow" means, for the four most recent fiscal quarters for which internal financial statements are available, Operating Cash Flow of such Person and its Restricted Subsidiaries less DBS Cash Flow for the most recent four-quarter period plus DBS Cash Flow for the most recent quarterly period, multiplied by four.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial partnership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions described in Section 4.13 hereof and/or the provisions described in Section 5.01 hereof and not by the provision of
Section 4.10 hereof) and (ii) the issue or sale by the Company or any of its

Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company and (iii) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof.

         "Asset Swap" means an exchange of assets by the Company or a Restricted Subsidiary of the Company for one or more Permitted Businesses or for a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses.

         "Bank Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board" or "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating at acquisition obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Certificate of Designation" means the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof setting forth the terms of the Series B Preferred Stock.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is beneficially owned (as defined above) at such time by the Principal and his Related Parties in the aggregate, (B) the Principal and his Related Parties collectively cease to beneficially own (as defined above) Voting Stock of the Company having at least 30% of the combined voting power of all classes of Voting Stock of the Company then outstanding or
(C) the Principal and his Affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. In applying clause (iii) above, if the Company is a subsidiary of another corporation, all references to the Company will instead be references to the other corporation.

         "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Company" means Pegasus Satellite Communications, Inc., a Delaware corporation.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on January 27, 1997 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the first address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first full month commencing after January 27, 1997 to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination, plus all cash dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company or any Unrestricted Subsidiary of any Wholly Owned Restricted Subsidiary of the Company to the extent that such dividends are not included in the calculation of permitted Restricted Payments under paragraph (C) of Section 4.07(a) hereof by virtue of clause (iii) of such paragraph.

         "Cumulative Total Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, as of any date of determination. Total Interest Expense for the period (taken as one accounting period) from the beginning of the first full month commencing after January 27, 1997 to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

         "DBS Cash Flow" means income from operations (before depreciation, amortization and Non-Cash Incentive Compensation to the extent deducted in arriving at income from operations) for the Satellite Segment determined on a basis consistent with the segment data contained in the Company's consolidated audited financial statements.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depositary" means, with respect to the Exchange Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Exchange Notes until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock (other than the Series B Preferred Stock) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Series B Preferred Stock set forth in the Certificate of Designations unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of Section 4.07 hereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Company's 12.75% Senior Subordinated Exchange Notes due 2007 issuable in exchange for the Company's Series B Preferred Stock.

         "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on January 27, 1997, until such amounts are repaid.

         "Fair Market Value" means, with respect to assets or aggregate net proceeds having a fair market value (a) of less than $5.0 million, the fair market value of such assets or proceeds determined in good faith by the Board of Directors (including a majority of the Independent Directors thereof) and evidenced by a board resolution and (b) equal to or in excess of $5.0 million, the fair market value of such assets or proceeds as determined by an independent appraisal firm with experience in the valuation of the classes and types of assets in question; provided that the fair market value of the assets purchased in an arms'-length transaction by an Affiliate of the Company (other than a Subsidiary) from a third party that is not also an Affiliate of the Company or of such purchaser and contributed to the Company within five Business Days of the consummation of the acquisition of such assets by such Affiliate shall be deemed to be the aggregate consideration paid by such Affiliate (which may include the fair market value of any non-cash consideration to the extent that the valuation requirements of this definition are complied with as to any such non-cash consideration).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the consummation of the exchange offer of Series B Cumulative Exchangeable Preferred Stock of the Company for Series B Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name an Exchange Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing any Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Indebtedness to Adjusted Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock (other than Qualified Subsidiary Stock) of the Restricted Subsidiaries of such Person as of such date (excluding any such preferred stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Adjusted Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause
(ii) of the definition of "Consolidated Net Income") (including, without limitation, Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Director" means a member of the Board of Directors who is neither an officer nor an employee of the Company or any of its Affiliates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities, or preferred stock which is not Disqualified Stock, of the Company shall not be deemed to be an Investment.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Cash Incentive Compensation" means incentive compensation paid to any officer, employee or director of the Company or any of its Subsidiaries in the form of Class A Common Stock of the Company or its parent corporation or options to purchase Class A Common Stock of the Company or its parent corporation pursuant to the Pegasus Communications Restricted Stock Plan and the Pegasus Communications 1996 Stock Option Plan.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Vice-President or any Assistant Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

         "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (a) plus (i) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) Non-Cash Incentive Compensation to the extent such compensation expense was deducted in computing such Consolidated Net Income and to the extent not included in clause (iv) of this definition and (b) less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a prior period).

         "Opinion of Counsel" means an opinion from legal counsel who is not unsatisfactory to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Pari Passu Debt" means senior subordinated Indebtedness of the Company permitted by Section 4.09 hereof, other than the Exchange Notes, which is pari passu in right of payment with the Exchange Notes.

         "Permitted Businesses" means (a) any media or communications business, including but not limited to, any broadcast television station, cable franchise or other business in the television broadcasting, cable or direct-to-home satellite television industries and (b) any business reasonably related or ancillary to any of the foregoing businesses.

         "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned

Restricted Subsidiary of the Company; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof; and (e) other Investments (measured as of the time made and without giving effect to subsequent changes in value) that do not exceed an amount equal to $5.0 million plus, to the extent any such Investments are sold for cash or are otherwise liquidated or repaid for cash, any gains less any losses realized on the disposition of such Investments.

         "Permitted Liens" means (i) Liens securing Senior Debt; (ii) Liens securing Indebtedness of a Subsidiary that was permitted to be incurred under this Indenture; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary of the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on January 27, 1997; (vii) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations permitted by clause (vi) of Section 4.09(b) hereof, covering only the assets acquired with such Indebtedness; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding and (x) Liens on assets of or Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that
(i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus (a) the amount of reasonable expenses incurred in connection therewith and (b) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinancing or deemed by the Company or such Restricted Subsidiary necessary to be paid in order to effectuate such refinancing); (ii) such Permitted Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of the Exchange Notes, and is subordinated in right of payment to the Exchange Notes on terms at least as favorable to the Holders of Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Preferred Stock," of any Person, means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

         "Principal" means Marshall W. Pagon.

         "Qualified Subsidiary Stock" means Capital Stock of a Subsidiary of the Company which by its terms (a) does not mature, or is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise and is not redeemable at the option of the Holder thereof, in whole or in part, prior to January 1, 2008 (in each case, whether automatically or upon the happening of any event) (unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of Section 4.07 hereof), (b) is automatically exchangeable into shares of Capital Stock of the Company that is not Disqualified Stock, or into Capital Stock of the Company's parent, upon the earlier to occur of (i) the occurrence of an Event of Default and (ii) January 1, 2006, (c) has no voting or remedial rights and (d) does not permit the payment of cash dividends prior to January 1, 2007 (unless, in the case of this clause (d), the issuer's ability to pay cash dividends is expressly conditioned on its ability to do so in compliance with the provisions of Section 4.07 hereof).

         "Related Party" with respect to the Principal means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other Persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling and (ii) "control" has the meaning specified in the definition of "Affiliate" contained in this Section 1.01. In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

         "Responsible Officer," when used with respect to the Trustee, means any authorized officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Satellite Segment" means the business involved in the marketing of video and audio programming and data information services through transmission media consisting of space-based satellite broadcasting services, the assets related to the conduct of such business held by the Company and its Restricted Subsidiaries on January 27, 1997, plus all other assets acquired by the Company or any of its Restricted Subsidiaries that are directly related to such business (excluding, without limitation, the terrestrial television broadcasting business and the assets related thereto and the cable television business and the assets related thereto); provided that any assets acquired by the Company or any of its Restricted Subsidiaries after January 27, 1997 that are not directly related to such business shall not be included for purposes of this definition.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series B Preferred Stock" means the Company's 12.75% Series B Cumulative Exchangeable Preferred Stock.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on January 27, 1997.

         "Split Dollar Agreement" means the Split Dollar Agreement between the Company and Nicholas A. Pagon, Holly T. Pagon and Michael B. Jordan, as trustees of an insurance trust established by Marshall W. Pagon, as in effect on January 27, 1997.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.ss.ss.77aaa-77bbbb) as amended as in effect on the date of this Indenture.

         "Total Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent such amounts are not included in clause (i) of this definition, and (iii) any interest expense for such period on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets (other than Equity Interests in Unrestricted Subsidiaries securing Indebtedness of Unrestricted Subsidiaries) of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all cash and non-cash dividend payments during such period on any series of preferred stock of a Restricted Subsidiary of such Person.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation made by the Board of Directors at a time when any Exchange Notes are outstanding shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the provisions of Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 hereof (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant), the Company shall be in default of such covenant); provided, however, that in the event an Unrestricted Subsidiary ceases to meet the requirement set forth in clause (e) of this definition, such Unrestricted Subsidiary shall have 60 days to meet such requirement before such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under Section 4.09 hereof (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant) and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock (other than Qualified Subsidiary Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                      Defined in
                  Term                                                  Section

         "Affiliate Transaction"...................................       4.11
         "Asset Sale Offer"........................................       4.10
         "Basket Period"...........................................       4.07
         "Change of Control Offer".................................       4.13
         "Change of Control Payment"...............................       4.13
         "Change of Control Payment Date"..........................       4.13
         "Covenant Defeasance".....................................       8.03
         "Custodian"...............................................       6.01
         "Designated Senior Debt"..................................      10.02
         "distribution"............................................      10.02
         "DTC" ....................................................       2.03
         "Event of Default"........................................       6.01
         "Excess Proceeds" ........................................       4.10
         "incur"...................................................       4.09
         "Legal Defeasance"........................................       8.02
         "Notice of Default".......................................       6.01
         "Offer Amount"............................................       3.09
         "Offer Period.............................................       3.09
         "outstanding".............................................       8.02
         "Paying Agent"............................................       2.03
         "Payment Blockage Notice".................................      10.04
         "Payment Default" ........................................       6.01
         "Purchase Date"...........................................       3.09
         "Registrar"...............................................       2.03
         "Representative"..........................................      10.02
         "Restricted Payments".....................................       4.07
         "Senior Bank Debt"........................................      10.02
         "Senior Debt".............................................      10.02

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Exchange Notes;

         "indenture security Holder" means a Holder of an Exchange Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Exchange Notes means the Company and any successor obligor upon the Exchange Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                               THE EXCHANGE NOTES

SECTION 2.01. FORM AND DATING.

         The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Note shall be dated the date of its authentication. The Exchange Notes shall be in all appropriate denominations.

         The terms and provisions contained in the Exchange Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Exchange Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on an Exchange Note no longer holds that office at the time an Exchange Note is authenticated, the Exchange Note shall nevertheless be valid.

         An Exchange Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchange Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Exchange Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Exchange Notes. The aggregate principal amount of Exchange Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Exchange Notes. An authenticating agent may authenticate Exchange Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Exchange Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Exchange Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Exchange Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Exchange Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Exchange Notes.

SECTION 2.05. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Exchange Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

         When Exchange Notes are presented by a Holder to the Registrar with a request to register, transfer or exchange them for an equal principal amount of Exchange Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Exchange Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Exchange Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         Neither the Company nor the Registrar shall be required (i) to issue or register the transfer or exchange of Exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) Business Days before the day of any selection of Exchange Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Exchange Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Exchange Note being redeemed in part or (iii) to register the transfer or exchange of an Exchange Note between a record date and the next succeeding interest payment date.

         No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

         Prior to due presentment for registration of transfer of any Exchange Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Exchange Note is registered as the absolute owner of such Exchange Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Exchange Note and for all other purposes whatsoever, whether or not such Exchange Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

SECTION 2.07. REPLACEMENT EXCHANGE NOTES.

         If any mutilated Exchange Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company; shall authenticate a replacement Exchange Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if an Exchange
Note is replaced. The Company may charge for its expenses in replacing an Exchange Note.

         Every replacement Exchange Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Exchange Notes duly issued hereunder.

SECTION 2.08.OUTSTANDING EXCHANGE NOTES.

         The Exchange Notes outstanding at any time are all the Exchange Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, an Exchange Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Exchange Note.

         If an Exchange Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchange Note is held by a bona fide purchaser.

         If the principal amount of any Exchange Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or maturity date, money sufficient to pay the Exchange Notes payable on that date, then on and after that date such Exchange Notes shall be deemed to be no longer outstanding and shall cease to accrue interest, if any.

SECTION 2.09.TREASURY EXCHANGE NOTES.

         In determining whether the Holders of the required principal amount of Exchange Notes have concurred in any direction, waiver or consent, Exchange Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Notes that the Trustee knows are so owned shall be so disregarded. In connection with any such determination, the Company agrees to notify the Trustee of the existence of any Exchange Notes owned by the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 2.10.TEMPORARY EXCHANGE NOTES.

         Until definitive Exchange Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchange Notes upon a written order of the Company signed by two Officers of the Company. Temporary Exchange Notes shall be substantially in the form of Exchange Notes but may have variations that the Company considers appropriate for temporary Exchange Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Exchange Notes in exchange for temporary Exchange Notes.

         Holders of temporary Exchange Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

         The Company at any time may deliver Exchange Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Exchange Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Exchange Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Exchange Notes shall be delivered to the Company unless the Company directs the Trustee to return the Exchange Notes to the Company upon written order signed by two Officers of the Company. The Company may not issue new Exchange Notes to replace Exchange Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Exchange Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Exchange Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Exchange Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, such interest may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Notes may be listed, and upon such notice as may be required by such exchange.


                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

         If the Company elects to redeem Exchange Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period may be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Exchange Notes to be redeemed and (iv) the redemption price.

         If the Company is required to make an offer to purchase Exchange Notes pursuant to the provisions of Section 4.13 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date, (iii) the principal amount of Exchange Notes to be purchased, (iv) the purchase price and
(v) a statement to the effect that a Change of Control has occurred and the conditions set forth in Section 4.13 hereof have been satisfied, as applicable.

SECTION 3.02. SELECTION OF EXCHANGE NOTES TO BE REDEEMED.

         If less than all of the Exchange Notes are to be redeemed at any time, the Trustee shall select the Exchange Notes to be redeemed among the Holders of the Exchange Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed or, if the Exchange Notes are not so listed, to be redeemed among the Holders of Exchange Notes on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Exchange Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Exchange Notes selected for redemption and, in the case of any Exchange Note selected for partial redemption, the principal amount thereof to be redeemed. Exchange Notes and portions of Exchange Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Exchange Notes of a Holder are to be redeemed, the entire outstanding amount of Exchange Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Exchange Notes called for redemption also apply to portions of Exchange Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Exchange Notes are to be redeemed at its registered address.

         The notice shall identify the Exchange Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Exchange Note is being redeemed in part, the portion of the principal amount of such Exchange Note to be redeemed and that, after the redemption date upon surrender of such Exchange Note, a new Exchange Note or Exchange Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Exchange Note;

         (d) the name and address of the Paying Agent;

         (e) that Exchange Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Exchange Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Exchange Notes and/or Section of this Indenture pursuant to which the Exchange Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Exchange Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         One Business Day prior to 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Exchange Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Exchange Notes to be redeemed or purchased.

         If Exchange Notes called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Exchange Notes to be redeemed or purchased, on and after the applicable redemption or purchase date, interest, if any, ceases to accrue on the Exchange Notes or the portions of Exchange Notes called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such Exchange Notes are actually surrendered). If an Exchange Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Exchange Note was registered at the close of business on such record date. If any Exchange Note called for redemption or subject to a Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Exchange Notes and in Section 4.01 hereof.

SECTION 3.06. EXCHANGE NOTES REDEEMED OR PURCHASED IN PART.

         Upon surrender of an Exchange Note that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Exchange Note equal in principal amount to the unredeemed or unpurchased portion of the Exchange Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

         The Exchange Notes are not redeemable, in whole or in part, at the Company's option prior to January 1, 2002. The Exchange Notes may be redeemed, in whole or in part, at the option of the Company on or after January 1, 2002, at the redemption prices specified below (expressed as a percentage of the principal amount thereof), in each case, together with accrued and unpaid interest, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the 12-month period beginning on January 1 of the years indicated below:

                                                                  Redemption
         Year                                                        Rate
         ----                                                        ----

         2002..................................................     106.375%
         2003..................................................     104.250%
         2004..................................................     102.125%
         2005 and thereafter...................................     100.000%

SECTION 3.08. MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         (a) In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below with respect to the Holders of Exchange Notes.

         (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Exchange Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Exchange Notes tendered in response to the Asset Sale Offer. Payment for any Exchange Notes so purchased shall be made in the same manner as interest payments are made.

         (c) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Exchange Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

         (d) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Exchange Notes pursuant to the Asset Sale Offer.

         (e) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Exchange Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (i) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

              (ii) the Offer Amount, the purchase price and the Purchase Date;

              (iii) that any Exchange Note not tendered or accepted for payment shall continue to accrue interest;

              (iv) that, unless the Company defaults in making such payment, any Exchange Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (v) that Holders electing to have an Exchange Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Exchange Note purchased and may not elect to have only a portion of such Exchange Note purchased;

              (vi) that Holders electing to have an Exchange Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Exchange Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Exchange Note purchased;

              (viii) that, if the aggregate principal amount of Exchange Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Exchange Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Exchange Notes in denominations of $1,000, or integral multiples thereof, shall be purchased, other than in the case of Holders whose Exchange Notes were purchased in whole); and

              (ix) that Holders whose Exchange Notes were purchased only in part shall be issued new Exchange Notes equal in principal amount to the unpurchased portion of the Exchange Notes surrendered (or transferred by book-entry transfer).

         (f) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Exchange Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Exchange Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Exchange Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder of Exchange Notes an amount equal to the purchase price of the Exchange Notes tendered by such Holder of Exchange Notes and accepted by the Company for purchase, and the Company shall promptly issue a new Exchange Note and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Exchange Note to such Holder of Exchange Notes in a principal amount equal to any unpurchased portion of the Exchange Note surrendered. Any Exchange Note not so accepted shall be promptly mailed or delivered by the Company to the Holder of Exchange Notes thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         (g) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Exchange Notes under this
Section 3.09 shall be deemed to be a redemption of Exchange Notes.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. PAYMENT OF EXCHANGE NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Exchange Notes on the dates and in the manner provided in the Exchange Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, a Subsidiary or an Affiliate of any thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Exchange Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Exchange Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Exchange Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Exchange Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

SECTION 4.03. REPORTS.

         Whether or not required by the rules and regulations of the SEC, so long as any Exchange Notes are outstanding, the Company shall furnish to the Trustee and to the Holders of Notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition to the financial information required by the Exchange Act, each such quarterly and annual report shall be required to contain "summarized financial information" (as defined in Rule 1-02(aa)(1) of Regulation S-X under the Exchange Act) showing Adjusted Operating Cash Flow for the Company and its Restricted Subsidiaries, on a consolidated basis, where Adjusted Operating Cash Flow for the Company is calculated in a manner consistent with the manner described under the definition of "Adjusted Operating Cash Flow" contained herein. The summarized financial information required pursuant to the preceding sentence may, at the election of the Company, be included in the footnotes to audited consolidated financial statements or unaudited quarterly financial statements of the Company and shall be as of the same dates and for the same periods as the consolidated financial statements of the Company and its Subsidiaries required pursuant to the Exchange Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Exchange Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Exchange Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Exchange Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or on account of any Qualified Subsidiary Stock or make any payment or distribution (other than compensation paid to, or reimbursement of expenses of, employees in the ordinary course of business) to or for the benefit of the direct or indirect holders of the Company's Equity Interests or the direct or indirect holders of any Qualified Subsidiary Stock in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than such Equity Interests owned by the Company or any of its Restricted Subsidiaries and other than the acquisition of Equity Interests in Subsidiaries of the Company solely in exchange for Equity Interests (other than Disqualified Stock) of the Company); (iii) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Notes, except at final maturity; (iv) make any loan, advance, capital contribution to or other investment in, or guarantee any obligation of, any Affiliate of the Company other than a Permitted Investment; (v) forgive any loan or advance to or other obligation of any Affiliate of the Company (other than a loan or advance to or other obligation of a Wholly Owned Restricted Subsidiary) which at the time it was made was not a Restricted Payment that was permitted to be made; or (vi) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

              (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

              (B) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in Section 4.09(a) hereof; and

              (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after January 27, 1997 (excluding Restricted Payments permitted by clause (iii) of Section 4.07(b)), is less than the sum of
         (i) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from the beginning of the first full month commencing after January 27, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Basket Period") less 1.4 times the Company's Cumulative Total Interest Expense for the Basket Period, plus (ii) 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets constituting or used in a Permitted Business, 100% of the fair market value of the aggregate net proceeds other than cash received since January 27, 1997 (1) by the Company as capital contributions to the Company (other than from a Subsidiary) or (2) from the sale by the Company (other than to a Subsidiary) of its Equity Interests (other than Disqualified Stock), plus (iii) without duplication, to the extent that any Restricted Investment that was made after January 27, 1997 is sold for cash or otherwise liquidated or repaid for cash, the Net Proceeds received by the Company or a Wholly Owned Restricted Subsidiary of the Company upon the sale of such Restricted Investment, plus (iv) without duplication, to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of such Investment at the time of such designation, plus (v) $2.5 million.

         (b) The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(ii) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of Indebtedness with the proceeds of a substantially concurrent issuance of Permitted Refinancing Debt in accordance with the provisions of Section 4.09 hereof; (iv) the payment by the Company of advances under the Split Dollar Agreement in an amount not to exceed $250,000 in any four-quarter period; (v) the repurchase or redemption from employees of the Company and its Subsidiaries (other than the Principal) of Capital Stock of the Company in an amount not to exceed an aggregate of $3.0 million and (vi) cash payments made in lieu of the issuance of additional Exchange Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid interest in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year.

         (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, net of any liabilities proposed to be assumed by the transferee and novated pursuant to a written agreement releasing the Company and its Subsidiaries. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

         (d) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation (valued as set forth below) and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted only if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (a) the terms of any Indebtedness permitted by this Indenture to be incurred by any Subsidiary of the Company, (b) Existing Indebtedness as in effect on January 27, 1997, (c) this Indenture and the Exchange Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or (f) by reason of customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock (other than Qualified Subsidiary Stock); provided, however, that (i) the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and
(ii) a Restricted Subsidiary of the Company may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock (including Disqualified Stock) if, in each case, the Company's Indebtedness to Adjusted Operating Cash Flow Ratio as of the date on which such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been 7.0 to 1 or less, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, as of the date of such calculation.

         (b) The foregoing provisions shall not apply to:

              (i) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt or the issuance by such Unrestricted Subsidiaries of preferred stock; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary or any such preferred stock becomes preferred stock (other than Qualified Subsidiary Stock) of a Restricted Subsidiary, as the case may be, such event shall be deemed to constitute an incurrence of Indebtedness by or an issuance of preferred stock (other than Qualified Subsidiary Stock) of, as the case may be, a Restricted Subsidiary of the Company;

              (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount at any time outstanding of Indebtedness incurred pursuant to this clause (ii) does not exceed an amount equal to $50.0 million;

              (iii) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

              (iv) Indebtedness under the Exchange Notes (including any Exchange Notes issued to pay interest on outstanding Exchange Notes);

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (2) any sale or other transfer of such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

              (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

              (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred; and

              (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $5.0 million.

         If an item of Indebtedness is permitted to be incurred on the basis of
Section 4.09(a) and also on the basis of one or more of clauses (i) through
(viii) above, or is permitted to be incurred on the basis of two or more of clauses (i) through (viii) above, then the Company shall classify the basis on which such item of Indebtedness is incurred. If an item of Indebtedness is repaid with the proceeds of an incurrence of other Indebtedness (whether from the same or a different creditor), the Company may classify such other Indebtedness as having been incurred on the same basis as the Indebtedness being repaid or on a different basis permitted under this Section 4.09. For purposes of this Section 4.09(b), "Indebtedness" includes Disqualified Stock and preferred stock of Subsidiaries. Accrued interest and accreted discount will not be deemed incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10. ASSET SALES.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps (which shall not be deemed to be Asset Sales for purposes of this Section 4.10); provided that, immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow ratio set forth in Section 4.09(a) hereof.

         (c) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may, at its option, apply such Net Proceeds (i) to permanently reduce Indebtedness outstanding pursuant to any Senior Debt (and to permanently reduce the commitments thereunder by a corresponding amount), (ii) to permanently reduce Indebtedness of any of the Company's Restricted Subsidiaries or (iii) to the acquisition of another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business; provided, however, that if the Company or the applicable Restricted Subsidiary enters into a binding agreement to reinvest such Net Proceeds in accordance with this clause
(iii) within 180 days after the receipt thereof, the provisions of this Section
4.10 will be satisfied so long as such binding agreement is consummated within one year after the receipt of such Net Proceeds. If any such legally binding agreement to reinvest such Net Proceeds is terminated, then the Company may, within 90 days of such termination, or within 180 days of such Asset Sale, whichever is later, apply such Net Proceeds as provided in clauses (i), (ii) or
(iii) above (without regard to the proviso contained in clause (iii) above). Pending the final application of any such Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness pursuant to any Bank Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. A reduction of Indebtedness pursuant to any Bank Facility is not "permanent" for purposes of clause (i) of this Section 4.10(c) if an amount equal to the amount of such reduction is reborrowed and used to make an acquisition described in clause (iii) of this Section 4.10(c) within the time period specified in this Section 4.10(c). Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

         (d) Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Exchange Notes and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an asset sale offer that was issued pursuant to an indenture having a provision similar to this Section 4.10.

         (e) To the extent that the aggregate amount of Exchange Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.

         (f) If the aggregate principal amount of Exchange Notes and Pari Passu Debt surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer.

         (g) Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee, on behalf of the Holders, (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and a majority of Independent Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Affiliate Transaction involving aggregate consideration in excess of $1.0 million at any time that there is not at least one Independent Director on the Company's Board of Directors; and provided further that (w) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(x) transactions between or among the Company and/or its Restricted Subsidiaries and (y) transactions permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12. LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of Exchange Notes shall have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the Exchange Notes held by such Holder, any Exchange Note in principal amount less than $1,000) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101 % of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment").

         (b) Within 10 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this
Section 4.13 and that all Exchange Notes tendered shall be accepted for payment;
(3) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date"); (4) that any Exchange Note not tendered shall continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders electing to have any Exchange Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Exchange Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile, transmission or letter setting forth the name of the Holder, the principal amount of Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Exchange Notes purchased; and (8) that Holders whose Exchange Notes are being purchased only in part shall be issued new Exchange Notes equal in principal amount to the unpurchased portion of the Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes in connection with a Change of Control.

         (c) On or prior to 10:00 a.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any. Prior to complying with the provisions of this Section 4.13, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Notes required by this Section 4.13. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third patty makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14. CONTINUED EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of its Restrictive Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Exchange Notes.

SECTION 4.15. LIMITATION ON LAYERING.

         Notwithstanding the provisions of Section 4.09 hereof, the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Notes.

SECTION 4.16. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
              RESTRICTED SUBSIDIARIES.

         The Company (a) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock (other than Qualified Subsidiary Stock) of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless
(i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (b) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, Qualified Subsidiary Stock and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Exchange Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (c) immediately after such transaction no Default or Event of Default exists; (d) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in Section 4.09(a) hereof.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Exchange Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.


                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

              (i) a Default by the Company in the payment of interest on the Exchange Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by Article 10 of this Indenture);

              (ii) default by the Company in the payment of the principal of or premium, if any, on the Exchange Notes when the same becomes due and payable at maturity, upon redemption or otherwise (whether or not such payment is prohibited by Article 10 of this Indenture);

              (iii) failure by the Company to comply with the provisions described under Sections 3.09, 4.07, 4.09, 4.10, 4.13 or Article 5 hereof;

              (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Exchange Notes;

              (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

              (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

              (vii) the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                    (a) commences a voluntary case,

                    (b) consents to the entry of an order for relief against it in an involuntary case,

                    (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (d) makes a general assignment for the benefit of its
              creditors, or

                    (e) generally is not paying its debts as they become due; or

              (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (a) is for relief against the Company, any Restricted
              Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                    (b) appoints a Custodian of the Company, any Restricted
              Subsidiary that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                    (c) orders the liquidation of the Company, any of Restricted
              Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         An Event of Default shall not be deemed to have occurred under clause
(iii), (v) or (vi) until the Trustee shall have received at the Corporate Trust Office of the Trustee written notice from the Company or any of the Holders or unless a Responsible Officer shall have actual knowledge of such Event of Default. A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

         In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any action (or inaction) willfully taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes, anything in this Indenture or in the Exchange Notes to the contrary notwithstanding; provided that the Trustee shall not be under any duty to collect such premium on behalf of the Holders until such time as Holders of at least 10% in principal amount of the then outstanding Exchange Notes so notify the Trustee. If an Event of Default occurs prior to January 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to January 1, 2002, then the premium payable for purposes of this paragraph for each of the years beginning on January 1 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:

         Year                                                     Percentage
         ----                                                     ----------

         2001....................................................  108.500%

SECTION 6.02. ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes by written notice to the Company and the Trustee may declare all the Exchange Notes to be due and payable immediately. Upon any such declaration, the Exchange Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act in the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Exchange Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Exchange Notes or to enforce the performance of any provision of the Exchange Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Exchange Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder (if an Exchange Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Notes by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Exchange Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

         A Holder of an Exchange Note may pursue a remedy with respect to this Indenture or the Exchange Notes only if:

              (a) the Holder of an Exchange Note gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in principal amount of the then outstanding Exchange Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder of an Exchange Note or Holders of Exchange Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Notes do not give the Trustee a direction inconsistent with the request.

A Holder of an Exchange Note may not use this Indenture to prejudice the rights of another Holder of an Exchange Note or to obtain a preference or priority over another Holder of an Exchange Note.

SECTION 6.07. RIGHTS OF HOLDERS OF EXCHANGE NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of an Exchange Note to receive payment of principal, premium, if any, and interest on the Exchange Note, on or after the respective due dates expressed in the Exchange Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Exchange Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Exchange Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Exchange Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Exchange Notes for amounts due and unpaid on the Exchange Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Notes for principal, premium, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Exchange Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of an Exchange Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchange Notes, it shall not be accountable for the Company's use of the proceeds from the Exchange Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Exchange Notes or any other document in connection with the sale of the Exchange Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Holders of Exchange Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Exchange Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE EXCHANGE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Exchange Notes remain outstanding, the Trustee shall mail to the Holders of the Exchange Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Exchange Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Exchange Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Exchange Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee have separately agreed. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Exchange Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Exchange Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Exchange Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Exchange Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Exchange Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of an Exchange Note who has been a Holder of an Exchange Note for at least six months, fails to comply with Section 7.10, such Holder of an Exchange Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Exchange Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Exchange Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Exchange Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Exchange Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Exchange Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Exchange Notes when such payments are due, (b) the Company's obligations with respect to such Exchange Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 5.01 hereof with respect to the outstanding Exchange Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Exchange Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the "outstanding" Exchange Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Exchange Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iv) through 6.01(viii) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Exchange Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

              (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(vii) or (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (i) the trust funds will not be subject to the rights of holders of Indebtedness other than the Exchange Notes and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit and assuming no Holder of Exchange Notes is an insider of the Company, after the 91st day (or later date until which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Exchange Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Exchange Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Exchange Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Exchange Note and remaining unclaimed for two years after such principal, and premium, if any; or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Exchange Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Exchange Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF EXCHANGE NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Exchange Notes without the consent of any Holder of an Exchange Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

         (c) to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation pursuant to
Article 5 hereof, as applicable;

         (d) to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

         (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF EXCHANGE NOTES.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Exchange Notes) or compliance with any provision of this Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Exchange Notes). Any amendment to the provisions of Article 10 hereof including the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Exchange Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Exchange Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Exchange Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Exchange Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder):

              (a) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to Sections 3.09, 4.10 and 4.13 hereof);

              (c) reduce the rate of or change the time for payment of interest, including default interest, on any Exchange Note;

              (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

              (e) make any Exchange Note payable in money other than that stated in the Exchange Notes;

              (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest on the Exchange Notes;

              (g) waive a redemption payment with respect to any Exchange Note (other than a payment required by the provisions of Section 3.09, 4.10 or 4.13 hereof); or

              (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Exchange Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Exchange Note is a continuing consent by the Holder of an Exchange Note and every subsequent Holder of an Exchange Note or portion of an Exchange Note that evidences the same debt as the consenting Holder's Exchange Notes, even if notation of the consent is not made on any Exchange Notes. However, any such Holder of an Exchange Note or subsequent Holder of an Exchange Note may revoke the consent as to its Exchange Notes if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF EXCHANGE NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Notes thereafter authenticated. The Company in exchange for all Exchange Notes may issue and the Trustee shall authenticate new Exchange Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or to issue new Exchange Notes shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting an Exchange Note agrees, that the Indebtedness evidenced by the Exchange Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02. CERTAIN DEFINITIONS.

         "Designated Senior Debt" means any Senior Debt permitted under this Indenture, the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Senior Bank Debt" means any Indebtedness of the Company (including letters of credit) outstanding under, and any other Obligations of the Company with respect to, Bank Facilities, to the extent that any such Indebtedness and other Obligations are permitted by this Indenture to be incurred.

         "Senior Debt" means (a) the Senior Bank Debt (to the extent it constitutes Indebtedness of the Company) and (b) any other Indebtedness of the Company that is permitted to be incurred by the Company under this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

SECTION 10.03.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

         (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders shall be entitled to receive any payment with respect to the Exchange Notes (except that Holders may receive (i) securities that are subordinated at least to the same extent as the Exchange Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments made from any defeasance trust created pursuant to Section 8.01 hereof); and

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which the Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders may receive (i) securities that are subordinated at least to the same extent as the Exchange Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.04. DEFAULT ON DESIGNATED SENIOR DEBT.

         (a) The Company may not make any payment or distribution upon or in respect of the Exchange Notes (other than (1) securities that are subordinated at least to the same extent as the Exchange Notes to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (2) payments made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

              (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

              (ii) a default, other than a default specified in Section 10.04(a)(i) hereof, on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.04 unless and until (I) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (II) all scheduled payments of principal, premium, if any, and interest on the Exchange Notes that have come due (other than by reason of acceleration) have been paid in full in cash. No default described in this paragraph (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         (b) The Company may and shall resume payments on the Exchange Notes:

              (i) in the case of a default described in Section 10.04(a)(i) hereof, upon the date on which the default is cured or waived; and

              (ii) in the case of a default referred to in Section 10.04(a)(ii) hereof, the earlier of (A) the date on which such default is cured or waived or (B) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated;

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.05. ACCELERATION OF EXCHANGE NOTES.

         If payment of the Exchange Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.06. WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Exchange Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07. NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Exchange Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Notes to the Senior Debt as provided in this Article 10.

SECTION 10.08. SUBROGATION.

         After all Senior Debt is paid in full and until the Exchange Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Pari Passu Debt) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.09. RELATIVE RIGHTS.

         This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Exchange Notes in accordance with their terms;

         (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article to pay principal of or interest on an Exchange Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Exchange Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Exchange Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Exchange Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of an Exchange Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 10.14. AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.


                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                  Pegasus Satellite Communications, Inc.
                  c/o Pegasus Communications Management Company
                  225 City Line Avenue, Suite 200
                  Bala Cynwyd, Pennsylvania  19004
                  Telecopier No.:  (610) 934-7121
                  Attention:  Marshall W. Pagon

         With a copy to:

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA  19103-6996
                  Telecopier No.: (215) 988-2757
                  Attention:  Michael B. Jordan, Esq.

         If to the Trustee:

                  First Union National Bank of North Carolina
                  230 S. Tryon Street
                  Charlotte, NC  28288-1153
                  Telecopier No.: (704) 374-6114
                  Attention:  Client Service Group

         With a copy to:

                  First Union National Bank
                  123 South Broad Street
                  PA 1249
                  Philadelphia, PA  19109
                  Telecopier No.:  (215) 985-7290
                  Attention:  Corporate Trust Administration

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF EXCHANGE NOTES WITH OTHER HOLDERS OF
               EXCHANGE NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Exchange Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes.

SECTION 11.08. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE EXCHANGE NOTES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

         All agreements of the Company in this Indenture and the Exchange Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

         In case any provision in this Indenture or in the Exchange Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                      Very truly yours,


                                      PEGASUS SATELLITE COMMUNICATIONS, INC.



                                      By:___________________________________
                                      Name:
                                      Title:



FIRST UNION NATIONAL BANK


By:______________________
Name:
Title:

                                    EXHIBIT A
                                 (Face of Note)

               12.75% Senior Subordinated Exchange Notes due 2007

                                                                                                        CUSIP:

No.                                                                                                      $_________


                     Pegasus Satellite Communications, Inc.

promises to pay to ___________ or registered assigns, the principal sum of ____________ Dollars on January 1, 2007.

                                            Interest Payment Dates: January 1 and July 1

                                            Record Dates:  December 15 and June 15


                                                     Dated:

                                                     PEGASUS SATELLITE COMMUNICATIONS, INC.

                                                     By:_________________________________
                                                     Name:
                                                     Title:


This is one of the Exchange
Notes referred to in the
within-mentioned Indenture:

FIRST UNION NATIONAL BANK,
as Trustee

By:____________________________
         Authorized Officer

                                 (Back of Note)

               12.75% Senior Subordinated Exchange Notes due 2007

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. The terms of the Exchange Notes set forth below are not complete and are qualified in their entirety by reference to the Indenture.

         1. INTEREST. Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Exchange Note at 12.75% per annum from the date hereof until maturity. The Company will pay interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be payable in cash, except that on each Interest Payment Date occurring on or prior to January 1, 2002, interest may be paid, at the Company's option, by the issuance of additional Exchange Notes having an aggregate principal amount equal to the amount of such interest. The issuance of such additional Exchange Notes will constitute "payment" of the related interest for all purposes of the Indenture. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Exchange Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1 % per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Exchange Notes (except defaulted interest) to the Persons who are registered Holders of Exchange Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Exchange Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 15 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Exchange Notes will be payable as to principal, premium, interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all global Exchange Notes and all other Exchange Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, First Union National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

         4. INDENTURE. The Company issued the Exchange Notes under an Indenture dated as of ___________ (the "Indenture") between the Company and the Trustee. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Exchange Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Exchange Notes are general obligations of the Company limited to $100,000,000 in aggregate principal amount, on outstanding Exchange Notes as set forth in Paragraph 2 hereof.

         5. OPTIONAL REDEMPTION.

         The Exchange Notes are not redeemable at the Company's option prior to January 1, 2002. Thereafter, the Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

         Year                                                    Redemption Rate
         ----                                                    ---------------

         2002...................................................    106.375%
         2003...................................................    104.250%
         2004...................................................    102.125%
         2005 and thereafter....................................     100.00%

         6. MANDATORY REDEMPTION. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder of Exchange Notes shall have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the Exchange Notes held by such Holder, any Exchange Note in principal amount less than $1,000) of such Holder's Exchange Notes pursuant to an offer (the "Change of Control Offer") at an offer price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or any Restricted Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Exchange Notes and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer"), to purchase the maximum principal amount of Exchange Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 of the Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture. To the extent that the aggregate amount of Exchange Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof tendered in such Asset Sale Offer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an Asset Sale Offer will receive notice of the Asset Sale Offer from the Company prior to any related purchase date setting forth the procedures relating to the offer as required by the Indenture and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Notes are to be redeemed at its registered address. Exchange Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Exchange Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Exchange Notes or portions thereof called for redemption.

         9. SUBORDINATION. Each Holder by accepting an Exchange Note agrees that the payment of principal of, premium, if any, and interest on the Exchange Notes is subordinated in right of payment, to the extent and in the manner provided in
Article 10 of the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter incurred), and that the subordination is for the benefit of the holders of Senior Debt.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Exchange Notes are in registered form without coupons in all appropriate denominations. The transfer of Exchange Notes may be registered and Exchange Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Exchange Note selected for redemption, except for the unredeemed portion of any Exchange Note being redeemed in part. Also, it need not transfer or exchange any Exchange Note for a period of 15 Business Days before a selection of Exchange Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of an Exchange Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Notes, and, subject to Sections 6.04 and 6.07 of the Indenture, any existing default or compliance with any provision of the Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes. Without the consent of any Holder of an Exchange Note, the Indenture or the Exchange Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to Holders of the Exchange Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. Any amendment to the provisions of Article 10 of the Indenture including the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

         13. DEFAULTS AND REMEDIES. Events of Default include: (i) a default by the Company in the payment of interest on the Exchange Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by Article 10 of the Indenture); (ii) default by the Company in the payment of the principal of or premium, if any, on the Exchange Notes when the same becomes due and payable at maturity, upon redemption or otherwise (whether or not such payment is prohibited by Article 10 of the Indenture); (iii) failure by the Company to comply with the provisions described under Sections 3.09, 4.07, 4.09, 4.10, 4.13 or Article 5 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Exchange Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) a final judgment or final judgments for


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

the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $5.0 million; (vii) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 % in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Exchange Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Exchange Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. TRUSTEE DEALINGS WITH THE COMPANY. Subject to Section 7.03 of the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Exchange Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

         15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Notes.

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

         16. AUTHENTICATION. This Exchange Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Exchange Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Exchange Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

              Pegasus Satellite Communications, Inc.
              c/o Pegasus Communications Management Company
              225 City Line Avenue, Suite 200
              Bala Cynwyd, Pennsylvania   19004
              Attention:  Marshall W. Pagon

                                 ASSIGNMENT FORM


         To assign this Exchange Note, fill in the form below: (I) or (we) assign and transfer this Exchange Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Exchange Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________


Date: _____________


                                          Your Signature: _____________________
                                           (Sign exactly as your name appears
                                           on the face of this Exchange Note)

                                          Signature Guarantee: ________________

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Exchange Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

         [ ] Section 4.10                            [ ] Section 4.13

         If you want to elect to have only part of the Exchange Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $______________

Date: ______________                   Your Signature: ________________________
                                       (Sign exactly as your name appears on the Exchange Note)

                                       Tax Identification No.: ________________

                                       Signature Guarantee: ___________________